Exhibit 10.2

Third Amendment to Amended and Restated Loan and Security Agreement

Borrower:    (1) Cardlytics, Inc., a Delaware corporation ("Parent")
(2) Dosh Holdings LLC (formerly known as BSpears Merger Sub II, LLC), an Ohio limited liability company
Date:    March 26, 2025
This THIRD AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY
AGREEMENT (this "Amendment") is entered into among, the borrowers named above (each and collectively, the "Borrower"), the lenders from time to time party to the Loan Agreement ("Lenders") and Banc of California, a California state-chartered bank (formerly known as Pacific Western Bank) in its capacity as administrative and collateral agent for the Lenders ("Agent").
Agent, Lenders and Borrower agree to amend the Amended and Restated Loan and Security Agreement between them, dated September 30, 2024 (as amended, the "Loan Agreement"), as follows, effective as of the date hereof except as otherwise provided below. (Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Loan Agreement.)
1.Limited Waiver. Borrower has advised Agent and Lenders that prior to the date of Third Amendment, Borrower has from time to time failed to comply with the Minimum Cash Financial Covenant set forth in Section 5 of the Schedule (collectively, the "Minimum Cash Defaults") as such Minimum Cash Financial Covenant required unrestricted cash to be maintained in deposit account with Agent and did not include unrestricted cash or cash equivalents maintained in deposit accounts with Agent's Affiliates. Agent and Lenders hereby waive the Minimum Cash Defaults occurring prior to the date of the Third Amendment. This waiver does not constitute a waiver of the Borrower's obligation to meet said covenant at any other date, nor does it constitute a waiver of any other term or provision of the Loan Agreement or any related document, nor an agreement to waive in the future this covenant or any other term or provision of the Loan Agreement or any related document.
2.Added Definition of Third Amendment. The definition of "Third Amendment" is hereby added to Section 8 of the Loan Agreement, in alphabetical order, and shall read as follows:
"Third Amendment" means that Third Amendment to Amended and Restated Loan and Security Agreement, dated as of March 26, 2025 by and between Borrower, Agent and Lenders.
3.Modified Minimum Cumulative Adjusted EBITDA Financial Covenant. The chart in the Minimum Cumulative Adjusted EBITDA financial covenant set forth in Section 5 of the Schedule is hereby modified to add the following at the end of such chart:

Period Ended
Minimum Cumulative Adjusted
EBITDA
(000s omitted)
"( )" denotes negative Adjusted EBTIDA, in which case Minimum Cumulative Adjusted EBITDA cannot exceed (i.e., be more negative than) the negative amounts set forth below

3-months ending March 31, 2025	[***]
6-months ending June 30, 2025	[***]
9-months ending September 30, 2025	[***]
12-months ending December 31, 2025	[***]

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Exhibit 10.2

4.Modified Minimum Cash Covenant. The Minimum Cash Financial Covenant set forth in Section 5 of the Schedule is hereby amended and restated to read as follows:
Minimum Cash: Borrower shall at all times maintain unrestricted cash or cash equivalents in deposit accounts with Agent and Agent's Affiliates of not less than $25,000,000, which shall be measured (i) on a monthly basis commencing with the month ending June 30, 2024 and the end of each calendar month thereafter and (ii) in connection with each request for Revolving Loans.
5.Approval of Operating Budget. Agent hereby confirms its approval of Borrower's board approved annual operating budget and related projections for the fiscal year ending December 31, 2025.

6.Legal Expenses. Without limitation on the terms of the Loan Documents, Borrower agrees to reimburse Lender for all its documented costs and expenses (including reasonable attorneys' fees) incurred in connection with this Amendment.
7.Representations True. Borrower represents and warrants to Agent and Lenders that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct in all material respects, except as to representations and warranties that relate to a different date, in which case said representations and warranties continue to be true in all material respects as of said date and those representations and warranties that are conditioned by materiality, which shall be true and correct in all respects.
8.General Release. In consideration for Agent and Lenders entering into this Amendment, Borrower hereby irrevocably releases and forever discharges Agent, Lenders, and their successors, assigns, agents, shareholders, directors, officers, employees, agents, attorneys, parent corporations, subsidiary corporations, affiliated corporations, affiliates, participants, and each of them (collectively, the "Releasees"), from any and all claims, debts, liabilities, demands, obligations, costs, expenses, actions and causes of action, of every nature and description, known and unknown, which Borrower now has or at any time may hold, by reason of any matter, cause or thing occurred, done, omitted or suffered to be done prior to the date of this Amendment arising under or in any way related to the Loan Agreement, this Amendment or any other Loan Document or any of the transactions contemplated herein or therein (collectively, the "Released Claims"). Borrower hereby irrevocably waives the benefits of any and all statutes and rules of law to the extent the same provide in substance that a general release does not extend to claims which the creditor does not know or suspect to exist in its favor at the time of executing the release. Borrower represents and warrants that it has not assigned to any other Person any Released Claim, and agrees to indemnify Agent and Lenders against any and all actions, demands, obligations, causes of action, decrees, awards, claims, liabilities, losses and costs, including but not limited to reasonable attorneys' fees of counsel of Lenders' choice and costs, which Lenders may sustain or incur as a result of a breach or purported breach of the foregoing representation and warranty.
9.No Waiver. Nothing herein constitutes a waiver of any default or Event of Default under the Loan Agreement or any other Loan Documents, whether or not known to Agent.
10.Applicable law. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES (BUT INCLUDING AND GIVING EFFECT TO SECTIONS 5- 1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), EXCEPT TO THE EXTENT ANY SUCH OTHER LOAN DOCUMENT EXPRESSLY SELECTS THE LAW OF ANOTHER JURISDICTION AS GOVERNING LAW THEREOF, IN WHICH CASE THE LAW OF SUCH OTHER JURISDICTION SHALL GOVERN.
11.Consent to Jurisdiction. The provisions of Section 9.21 of the Loan Agreement titled: "Consent to Jurisdiction" shall apply to this Amendment, and the terms thereof are incorporated herein by this reference.

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Exhibit 10.2

12.General Provisions. Borrower (including Converted Entity) hereby ratifies and confirms the continuing validity, enforceability and effectiveness of the Loan Agreement and all other Loan Documents. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Agent, Lenders and Borrower, and the other written documents and agreements between Agent, Lenders and Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Agent and Lenders on the one hand and Borrower on the other hand shall continue in full force and effect and the same are hereby ratified and confirmed. The words "execution," "signed," "signature," "delivery," and words of like import in or relating to this Amendment and/or any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. As used herein, "Electronic Signatures" means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.
13.Mutual Waiver of Jury Trial. AGENT AND LENDERS AND BORROWER EACH ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL RIGHT, BUT THAT IT MAY BE WAIVED. EACH OF THE PARTIES, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT, WITH COUNSEL OF THEIR CHOICE, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AMENDMENT, THE LOAN AGREEMENT, OR ANY RELATED INSTRUMENT OR LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AMENDMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), ACTION OR INACTION OF ANY OF THEM. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY ANY PARTY HERETO, EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY EACH OF THEM. IF FOR ANY REASON THE PROVISIONS OF THIS SECTION ARE VOID, INVALID OR UNENFORCEABLE, THE SAME SHALL NOT AFFECT ANY OTHER TERM OR PROVISION OF THIS AMENDMENT, AND ALL OTHER TERMS AND PROVISIONS OF THIS AMENDMENT SHALL BE UNAFFECTED BY THE SAME AND CONTINUE IN FULL FORCE AND EFFECT
Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Exhibit 10.2

Borrower: CARDLYTICS, INC. By:_/s/ Nick Lynton________ Name: Nick Lynton Title: Chief Legal and Privacy Officer	Agent and Lender: BANC OF CALIFORNIA By:_/s/ Samantha Mertzel____________ Name: Samantha Mertzel Title: Senior Vice President
Borrower: DOSH HOLDINGS LLC By:_/s/ Nick Lynton____________ Name: Nick Lynton Title: Manager

[Signature Page—Second Amendment to A&R Loan and Security Agreement]
Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.